FOR IMMEDIATE RELEASE Contacts: Media Relations

Tina Barry, (972) 673-7931

Greg Artkop, (972) 673-8470

Investor Relations

Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP ANNOUNCES PRICING TERMS OF
DEBT EXCHANGE AND CASH TENDER OFFERS FOR ITS
6.82% SENIOR NOTES DUE 2018

Plano, TX, Dec. 9, 2010 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced the pricing terms of (1) its private offer to exchange up to $600 million in aggregate principal amount of its outstanding 6.82% Senior Notes due 2018 (2018 Notes) for a like principal amount of a new series of Senior Notes due 2020 (Exchange Notes) plus cash (Exchange Offer) and (2) its offer to purchase up to $600 million in aggregate principal amount of its 2018 Notes for cash only (Tender Offer).

The total consideration to be received in the Exchange Offer (Total Exchange Consideration) for each $1,000 principal amount of 2018 Notes validly tendered and not withdrawn in the Exchange Offer at or prior to 5:00 p.m., New York City time, on Dec. 9, 2010, subject to any extension by the company (Early Participation Deadline), and accepted for exchange will be $1,203.28. This amount, which includes the early participation premium of $30.00 per $1,000 principal amount of 2018 Notes, will be paid via the issuance of $1,000 principal amount of Exchange Notes, with the remaining amount paid in cash. The Total Exchange Consideration has been determined using an exchange offer yield of 3.637% as determined in accordance with the procedures set forth in the company’s offering memorandum dated Dec. 1, 2010. The annual interest rate on the Exchange Notes will be 4.287%.

The total consideration to be received in the Tender Offer (Total Purchase Consideration) for each $1,000 principal amount of 2018 Notes validly tendered and not withdrawn in the Tender Offer at or prior to the Early Participation Deadline and accepted for purchase will be $1,203.28. This amount, which includes the early participation premium, will be paid in cash. The Total Purchase Consideration has been determined using a tender offer yield of 3.637% as determined in accordance with the procedures set forth in the company’s offering memorandum.

Holders of 2018 Notes who validly tender their 2018 Notes after the Early Participation Deadline will receive the Total Exchange Consideration or Total Purchase Consideration, as the case may be, less the early participation premium.

In addition to the consideration described above, all holders of 2018 Notes validly tendered and accepted for exchange or purchase, as the case may be, will also receive accrued and unpaid interest on those 2018 Notes from the last interest payment date to, but not including, the settlement date with respect to the Exchange Offer or Tender Offer, as the case may be.

The offers are only being conducted pursuant to the terms and subject to the conditions set forth in the company’s offering memorandum and the related letter of transmittal. The Exchange Offer is only made to holders of 2018 Notes who certify their status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933. The Tender Offer is being made to all holders of 2018 Notes. Both offers are subject to proration and will expire at 11:59 p.m., New York City time, on Dec. 29, 2010, unless extended or earlier terminated by the company. Tenders of 2018 Notes submitted in either offer prior to 5:00 p.m., New York City time, on Dec. 9, 2010, subject to any extension by the company (Withdrawal Deadline), may be validly withdrawn at any time prior to the Withdrawal Deadline, but such tenders will be irrevocable thereafter, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted in either offer after the Withdrawal Deadline will be irrevocable except in the limited circumstances where additional withdrawal rights are required by law.

Each offer is subject to certain conditions, including the requirement that the company receive valid tenders, not validly withdrawn, of at least $250 million in aggregate principal amount of 2018 Notes pursuant to such offer.

The Exchange Notes have not been registered under the Securities Act or any state securities laws. Therefore, the Exchange Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is for informational purposes only. This press release is not an offer to sell or a solicitation of an offer to buy Exchange Notes or any other security of the company and is issued pursuant to Rule 135c under the Securities Act. The offers are being made solely by the company’s offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

The company has retained D.F. King & Co., Inc. to serve as Exchange and Information Agent for the offers. Any questions or requests for assistance or requests for documents regarding the tender of 2018 Notes may be directed to D.F. King & Co., Inc. at (212) 269-5550 or (800) 628-8536, or via email at drpepper@dfking.com.

Forward-looking statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, plans, strategies, expectations and prospects. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended Dec. 31, 2009, our other filings with the Securities and Exchange Commission, and the above-referenced offering memorandum. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

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